EXHIBIT 3.3

-0033257

Examiner

Name Approved

CPM R.A.

P.C.

NO. 04-3145961

THE COMMONWEALTH OF MASSACHUSETTS

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts  02108-1512

ARTICLES OF AMENDMENT

(GENERAL LAWS, CHAPTER 156B, SECTION 72)

We, J. Melville Engle, *President, and Sean F. Moran, *Clerk,

of	Anika Research, Inc. ,
(Exact name of corporation)

located at	236 West Cummings Park, Woburn, MA 01801
(Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

Article 1
(Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on January 8, 1997, by vote of:

4,197,334 shares of Common of 4,917,023 shares outstanding,
(type, class & series, if any)

125,476 shares of Series A Preferred of 126,259 shares outstanding, and
(type, class & series, if any)

shares of	of	shares outstanding,
(type, class & series, if any)

/1**/ being at least a majority of each type, class or series outstanding and entitled to vote thereon:

Changed name of corporation to Anika Therapeutics, Inc.

/*/ Delete the inapplicable words.

/**/ Delete the inapplicable clause.

/1/ For amendments adopted pursuant to Chapter 156B, Section 70.

/2/ For amendments adopted pursuant to Chapter 156B, Section 71.

NOTE: IF THE SPACE PROVIDED UNDER ANY ARTICLE OR ITEM ON THIS FORM IS INSUFFICIENT, ADDITIONS SHALL BE SET FORTH ON ONE SIDE ONLY OF SEPARATE 8 1/2 X 11 SHEETS OF PAPER WITH A LEFT MARGIN OF AT LEAST 1 INCH. ADDITIONS TO MORE THAN ONE ARTICLE MAY BE MADE ON A SINGLE SHEET SO LONG AS EACH ARTICLE REQUIRING EACH ADDITION IS CLEARLY INDICATED.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	N/A	Common:	N/A
Preferred:	N/A	Preferred:	N/A

Change the total authorized to:

WITHOUT PAR VALUE STOCKS		WITH PAR VALUE STOCKS
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
Common:	N/A	Common:	N/A
Preferred:	N/A	Preferred:	N/A

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the Amendment will become effective on such later date.

SIGNED UNDER THE PENALTIES OF PERJURY, this 8th day of January, 1997,

/s/ J. Melville Engle, *President,
J. Melville Engle

/s/ Sean F. Moran, *Clerk.
Sean F. Moran

/*/ Delete the inapplicable words.